Exhibit 99.1

Changing the way the world experiences light.
Lighting Science Group Names Khaled Haram President & Chief Operating Officer
SATELLITE BEACH, FL, July 16, 2009 – Khaled Haram joins Lighting Science Group Corporation (“LSG”) as President & Chief Operating Officer. Haram will be responsible for finance and accounting, information technology, and supply chain and manufacturing operations and will report to Zach Gibler, Chief Executive Officer of LSG.
Khaled Haram has over 25 years of experience across several industries, including entertainment supply chain management, consumer goods, and management consulting. Haram joins LSG from Pegasus Capital Advisors, LP, a private equity fund. At Pegasus, Haram serves as an operating advisor where he developed financing programs for energy efficient products and services and provided assistance to LSG. Prior to joining Pegasus in 2008, Haram was the Chief Financial Officer at Handleman Company, a music category manager for retailers in the United States, Canada and the United Kingdom. He also was responsible for the company’s U.K. business and served as Chief Information Officer during his three year tenure at Handleman. From 2002 to 2006, Haram served as the Chief Executive Officer of Zalia Cosmetics, the first Latin focused cosmetics brand. Haram spent ten years at Estee Lauder Companies, where he held several leadership positions in strategic planning and information technology. He also held management consulting positions at Ernst & Young and business solutions analyst roles at Citibank, N.A.
“Khaled Haram has learned our business while serving as an operating advisor for Pegasus and he has broad and extensive experience in both the business-to-business and consumer goods markets. I am confident that Khaled has the background and experience to assist Lighting Science Group in working toward the next level of success,” said Zach Gibler, Chief Executive Officer of LSG.
Haram holds an M.B.A. in Finance from New York University’s Stern School of Business, a B.S. in Computer Science from New York University, and a B.E.E. in Electrical Engineering from The Cooper Union.
“I believe that Lighting Science Group is at the beginning of a revolution in lighting technology and its products bring a positive economic, environmental and aesthetic impact. I am honored and excited to be part of the future of lighting and I look forward to helping Lighting Science Group fully participate in that future,” Haram said.
About Lighting Science
Lighting Science Group Corporation designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. LSG offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. LSG’s Custom Solutions business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. LSG is headquartered in Satellite Beach, Florida; LSG’s Custom Solutions business unit is based in Rancho Cordova, California; LSG’s European operations are based in Goes, The Netherlands; and, LSG has sales offices in Tokyo, Japan, Buckinghamshire, England and Sydney, Australia. More information about LSG is available at www.lsgc.com.
Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our expectations concerning management and our ability to expand and develop our business and statements using terminology such as “success,” “will,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,”

“believe,” “potential,” “opportunity,” “greater,” “help,” or “extensive.” Such statements reflect the current view of Lighting Science Group Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings. These filings can be obtained by contacting Lighting Science Group Corporation’s Investor Contact.

Media Contact	Investor Contact
Jon DiGesu	Steve Hamilton
+1-603-770-5731	214-382-3650
jon.digesu@lsgc.com	steve.hamilton@lsgc.com
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